UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2014

PERRY ELLIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	0-21764	59-1162998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 N.W. 107th Avenue
Miami, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 592-2830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2014, Alexandra Wilson was elected to the Board of Directors of Perry Ellis International, Inc. (the “Company”). Ms. Wilson is a co-founder of Gilt, the innovative online shopping destination, and has extensive experience in merchandising, business development, sales, branding, marketing and social media. Ms. Wilson will serve on the nominating, governance, investment and compensation committees of the Company’s Board of Directors. As a director of the Company, she will be entitled to receive grants under the Company’s Amended and Restated 2005 Long-Term Incentive Compensation Plan (the “Plan”).

For the fiscal year ended February 1, 2014, the Company received approximately $395,000 from Gilt in connection with sales of certain Company products on the Gilt.com website. This amount represents less than 5% of the Company’s expected revenues for the fiscal year. During the current fiscal year, the Company anticipates continuing to offer certain products on the Gilt.com website, although the Company also anticipates that the amounts it expects to receive from Gilt will remain less than 5% of the Company’s revenues.

Contemporaneously with Ms. Wilson’s appointment to the Board, Eduardo M. Sardiña will transition off the Board. In connection with his departure, the Board approved the accelerated vesting of 5,707 unvested shares granted under the Plan.

A copy of the press release announcing the election of Ms. Wilson and Mr. Sardiña’s departure is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Perry Ellis International, Inc. Press Release dated February 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRY ELLIS INTERNATIONAL, INC.

Date: February 20, 2014	By:	/s/ Cory Shade
Cory Shade, Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Perry Ellis International, Inc. Press Release dated February 20, 2014.